UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: February 2, 2007

SONA DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

0-28311 (Commission File Number)	76-027334 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer

2610-1066 West Hastings Street,  Vancouver, British Columbia V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES

On February 2, 2007 the board of directors of Sona Development Corp. (“Company”) authorized the issuance of 1,097,361 shares of restricted common stock to Michael Baybak, in settlement of debt accrued to the Company in the form of loans ($163,400), interest accrued on said loans ($8,526), approved expenses incurred on behalf of the Company ($23.046.11) and consulting fees ($24,500) valued at $0.20 a share for an aggregate debt settlement of $219,472.11. The Company relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended to issue the shares.

The Company made this offering based on the following factors: (1) the issuance was an isolated private transaction by the Company which did not involve a public offering; (2) there was only one offeree who was issued the Company’s stock for debt settlement; (3) the offeree stated an intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offeree and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sona Development Corp.                                          Date

By: /s/ Nora Coccaro                                                   February 6, 2007

Name: Nora Coccaro

Title: Chief Executive Officer

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